EXHIBIT B
               PURCHASER REPRESENTATION LETTER
Dear Sirs:
           The undersigned __________________, has purchased on _______________, 1996, ______________ Convertible
Debentures of SYSTEMS COMMUNICATIONS, INC. (the "Company") in the amount of $________________, (the "Debentures"). In connection with such purchase, the undersigned, has executed and delivered a subscription agreement ("Subscription Agreement") of your design. As the forty (40) day transaction restriction period has expired, the undersigned hereby requests that the Debentures be transferred into "Street Name" of _________________________.
     The undersigned represents and warrants as follows:

(1) The offer to purchase the Debentures was made to it outsideof the United States and the undersigned was, at the time the Subscription Agreement was executed and delivered, and is now, outside the United States;

(2) It is not a U.S. Person (as such term is defined in Section 902(a) of Regulation S promulgated under the United
States Securities Act of 1933 (the "Securities Act"); and it has purchased the Debentures for its own account and not for the account or benefit of any U.S. person;

(3) All offers and sales by the undersigned of the Debentures shall be made pursuant to an effective registration statement under the Securities Act or pursuant to and exemption from, or in a transaction not subject to the registration requirements of, the Securities Act;

(4) It is familiar with and understands the terms, conditions and requirements contained in Regulation S and definitions of U.S. persons contained in Regulation S;

(5) The undersigned has not engaged in any "directed selling efforts" (as such term is defined in Regulation S) with respect to the Debentures or the Common Stock that is issuable upon conversion; and

(6) The undersigned purchased its Debentures with investment intent and at the time of the purchase of said Debentures had no interest to sell, dispose of or otherwise transfer the Debentures or the Common Stock that is issuable upon conversion. The purpose for this request is to facilitate the management of the undersigned's investment accounts.


(7)  The undersigned agrees to the provisions of Paragraph
2(a)(xiv) of the Offshore Securities
Subscription Agreement which is incorporated herein and made a part hereof as if fully written.

Dated this ___ day of the month of ___________________, 1996.

By:

_______________________________ ____________________________
Official Signature of Purchaser Title



                      Assignment of Debenture
The undersigned hereby sell(s) and assign(s) and transfer(s) unto

________________________________________________
__ __________
   (name, address and SSN or EIN of assignee)
_______________________________________Dollars
($ ) (principal amount of Debenture,$10,000 or integral multiples of $10,000)

of principal amount of this Debenture together with all accrued and unpaid interest hereon.


Date:____________ Signed:_______________________
                        ____________ (Signature
                        must conform in all
                        respects to name of
                        Holder shown of face of
                        Debenture) Signature
                        Guaranteed: